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                                                                    EXHIBIT 3.40
                                   BY-LAWS
                                       OF
                           BAY ST. LOUIS CASINO CORP.


                                  ARTICLE I.
                                  ----------

                               NAME AND LOCATION
                               -----------------

     SECTION 1. The name of the corporation is BAY ST. LOUIS CASINO CORP.
     ---------
Business will be conducted under the name of BAY ST. LOUIS CASINO CORP.

     SECTION 2.  The initial registered office shall be located at 1900 24th
     ---------
Avenue,Gulfport, Mississippi, 39501. The Corporation may have other offices, including its principal office, at other locations. An annual Shareholders meeting will be held at the principal office unless otherwise designated in the Notice of the Meeting or in Waiver of such Notice.

                                  ARTICLE II.
                                  -----------

                                  SHAREHOLDERS
                                  ------------

     SECTION 1.  The annual meeting of the Shareholders shall be held at 10:00
     ----------
a.m. on the first Monday of January of each year at the principal office of the corporation, or at such other place as may be designated in the Notice of the Meeting or Waiver of Notice thereof. At such meeting, the Shareholders shall elect directors to serve until their successors shall be elected and qualified.

     SECTION 2.  Special meetings of Shareholders may be held at such place
     ----------
as may be designated in the call thereof by consent in writing of all Shareholders, or by demand signed by the holders of at least ten per cent (10%) of the stock. Special meetings of the
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Shareholders may also be called by resolution of the Board of Directors at a duly held meeting of said Board of Directors.

     SECTION 3.  Notice of the time and place of all annual and special meetings
     ----------
shall be mailed or personally delivered by the Secretary to each Shareholder no fewer than ten (10) days but not more than sixty (60) days before the date thereof, unless Waiver of said Notice and Call is given.

     SECTION 4.  The President of the corporation shall preside at all
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Shareholders' meetings.

     SECTION 5.  At every such meeting each Shareholder shall be entitled to
     ----------
cast one (1) vote for each share of stock held in his name, either in person or by written proxy. All proxies shall be filed with the Secretary and by him/her entered of record in the Minutes of the meeting. In voting for Directors of the corporation, each Shareholder shall be authorized to cumulate his vote in accordance with the laws of the State of Mississippi.

     SECTION 6.  A quorum for the transaction of business shall consist of a
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number of shares, present personally or by proxy, representing the majority of shares of stock issued and outstanding.

     SECTION 7.  Official Shareholders action may be taken in the absence of
     ----------
annual, special, or any other duly called meeting, where said action is taken by consent in writing of the Shareholders themselves representing One Hundred per cent (100%) of the shares of stock issued and outstanding.

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                                 ARTICLE III.
                                 ------------

                                   DIRECTORS
                                   ---------

     SECTION 1.  The business and property of the corporation shall be managed
     ----------
by a Board of one or more Directors, who shall be elected by the Shareholders at their annual meeting, except that vacancies on the Board of Directors may be filled by an election at a duly constituted meeting of the Board of Directors and Directors so elected shall serve the remaining portion of the term of the former Director. A Director need not be a Shareholder. Each year at the annual meeting of Shareholders, the Shareholders shall establish the size of the Board of Directors and thus fix the number of Directors to be elected. If not established at such annual meeting the size of the Board shall remain as theretofore constituted. The initial number of Directors shall be one.

     SECTION 2.  All Directors shall hold office for one (1) year until their
     ----------
successors are duly elected and qualified.

     SECTION 3.  The regular meeting of the Directors shall be held at the
     ----------
principal office of the corporation at 1900 24th Avenue, Gulfport, MS 39501, or at such place as may be designated in the written Notice of the Meeting, or in the Waiver of Notice thereof, immediately after the adjournment of each annual Shareholder's meeting.

     SECTION 4.  Special meetings of the Board of Directors may be held at the
     ----------
same place or places as provided for the annual meeting thereof, and may be called by the President or by consent of all Directors, or at the request of any Director and on Notice in writing at least five (5) days prior to such meeting to the other Directors.

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     SECTION 5.  A quorum for the transaction of business at any meeting of the
     ----------
Directors shall consist of a majority of the Board as established by the Shareholders. If there are two Directors, the quorum shall consist of one.

     SECTION 6.  The Directors shall elect the officers of the Corporation and
     ----------
fix their salaries, such election being at the Director's meeting following each annual Shareholder's meeting.

                                  ARTICLE IV.
                                  -----------

                                   OFFICERS
                                   --------

     SECTION 1.  The officers of this corporation shall be a President and a
     ----------
Secretary/Treasurer, who shall be elected for the term of one (1) year by the Board of Directors and shall hold office until their successors are duly elected and qualified. The same individual may simultaneously hold more than one office. One or more Vice Presidents may be elected. It shall not be necessary to elect a Vice President.

     SECTION 2.  The President shall preside at all Shareholders' meetings;
     ----------
shall have supervision of the affairs of the corporation and officers; and shall sign all Share Certificates and written contracts of the corporation. He/She shall have general charge of executing contracts and of conducting the affairs of the corporation; shall have custody of the personal property, machinery, and equipment of the corporation; and shall perform all other duties such as are incident to this office.

     SECTION 3.  A Vice President shall serve as President in his/her absence
     ----------
and under such circumstances shall have and fulfill all of the rights and duties of said President.

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     SECTION 4.  The Secretary/Treasurer shall issue notices of all Directors
     ----------
and Shareholders' meetings and shall keep the Minutes thereof; shall have charge of all corporate books, records, and papers; shall be custodian of the corporate seal; shall attest with his/her signature and impress with the corporate seal all Share Certificates and written contracts of the corporation; and shall perform such other duties as may be assigned to said office.

                                  ARTICLE V.
                                  ----------

                             DIVIDENDS AND FINANCE
                             ---------------------

     SECTION 1.  Dividends, to be paid out of the surplus earnings of the
     ----------
Corporation, may be declared from time to time by resolution of the Board of Directors, but no dividend shall be paid that will impair the capital of the Corporation.

     SECTION 2.  The funds of the Corporation shall be deposited in such manner
     ----------
as the Directors shall designate.

     SECTION 3.  The fiscal year of the Corporation shall commence on January
     ----------
1st of each year.

                                  ARTICLE VI.
                                  -----------

                                  AMENDMENTS
                                  ----------

     SECTION 1.  These By-Laws may be amended by a majority vote of the Board of
     ----------
Directors at any regular meeting or special meeting of the Board of Directors or by consent action in writing of all members of the Board of Directors of the Corporation.

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                                 ARTICLE VII.
                                 ------------

     SECTION 1.  The Corporation has the authority to enter into restrictive
     ----------
agreements with Shareholders regarding the sale and exchange of corporate shares, provided that such agreement has been approved by One Hundred per cent (100%) of the Shareholders.

     SECTION 2.  The Corporation, by its president, may execute the necessary
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Internal Revenue Service Forms to be taxed by it as an S Corporation (under
Section 1362 of the Internal Revenue Code), provided that such action is approved by the Board of Directors and ratified by One Hundred per cent (100%) of the Shareholders.

APPROVED BY THE STOCKHOLDER ON THE 23/rd/ DAY OF APRIL, 1992
                                   ------

                                                  /s/ Marlin F. Torguson
                                                  ------------------------------
                                                  MARLIN F. TORGUSON

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